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                                                                   Exhibit 10.20


                                  AMENDMENT TO
                    SECURED SENIOR SUBORDINATED NOTE DUE 2004


     THIS AMENDMENT TO SECURED SENIOR SUBORDINATED NOTE DUE 2004 is effective as of the 1/st/ day of May 2001 (this "Amendment"), by and between OVERHILL FARMS, INC., a Nevada corporation (the "Borrower" or the "Company"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser").

                                 R E C I T A L S
                                 - - - - - - - -

     A. In connection with the closing of the transactions contemplated by that certain Securities Purchase Agreement dated as of November 24, 1999, as amended by a Consent and First Amendment to Securities Purchase Agreement dated as of August 23, 2000 (as so amended, the "Securities Purchase Agreement"), by and among the Company, OVERHILL CORPORATION (formerly known as Polyphase Corporation), a Nevada corporation, OVERHILL L.C. VENTURES, INC., a California corporation, and the Purchaser, the Company issued to the Purchaser a Secured Senior Subordinated Note Due 2004 dated November 24, 1999, made payable to the Purchaser in the original principal amount of $28,000,000 (the "Note"). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the meanings specified in the Securities Purchase Agreement.

     B. On or about January 12, 2001, the Company delivered to the Purchaser, pursuant to Section 5(b) of the Note, an Excess Cash Flow Calculation Certificate dated January 12, 2001, with respect to the Fiscal Year ended October 1, 2000 (the "2000 ECF Certificate"). Under the 2000 ECF Certificate, the Company was required to pay to the Purchaser, on or before January 15, 2001, a total Excess Cash Flow payment with respect to such Fiscal Year (the "ECF Payment") of $3,092,000. Prior to the delivery of the 2000 ECF certificate, the Company had delivered to the Purchaser a preliminary, unexecuted Excess Flow Calculation Certificate which demonstrated the amount due the Fiscal Year ended October 1,2000 to be $2,020,000.

     C. Certain claims and disputes have arisen regarding the correct amount of the ECF Payment due to the Purchaser with respect to the Fiscal Year ended October 1, 2000. As of January 15, 2001, the Company was ready, willing and able to pay to the Purchaser the ECF Payment calculated under either of the ECF Certificates. The Company attempted to pay the Purchaser the sum of $3,092,000 for the ECF Payment for the Fiscal Year ended October 1, 2000, but was precluded from making such payment by the Senior Lender. As of the date hereof, the Company has paid to the Purchaser the amount of $2,020,000 in respect of the ECF Payment. The parties have agreed to settle such claims and disputes with respect to such matters by amending the Note to increase the interest rates payable thereunder as provided for herein. Such amendment is permitted under Section 8(b) of the Intercreditor and Subordination Agreement dated as of November 24, 1999, as amended by the First

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Amendment to Intercreditor and Subordination Agreement dated as of August 23,
2000, between the Purchaser and the Senior Lender.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment of Section 2 (Payment of Interest; Default Rate). Section 2 of the Note is hereby amended by adding the following paragraph to the end of such Section:

            "Notwithstanding the foregoing, (A) interest on the unpaid principal balance of this Note shall accrue from May 1, 2001 through May 31, 2001, at a Base Rate equal to 14.50%, and (B) until the Purchaser receives from the Company an optional prepayment of principal of $1,072,000 in accordance with Section 4 of this Note (provided that such prepayment shall be made exclusive of any mandatory prepayments required to be made by the Company pursuant to Sections 5 or 6 of this Note or otherwise), effective on and as of June 1, 2001, each of the Base Rates stated in clauses (b), (c) and (d) of this Section 2 and the initial Default Rate stated in the immediately preceding paragraph shall be increased by .127% per annum. Effective as of the date that the Purchaser receives the optional prepayment referred to in clause (B) above, the increase in the Base Rates and the initial Default Rate provided for in clause (B) shall no longer apply."

     2. No Default Conditional. So long as the Company performs its obligations under Section 2 of the Note as amended by the amendment thereto provided for in Section 1 of this Amendment, no Default or Event of Default shall be deemed to have occurred as a result of the Company's failure to pay to the Purchaser the balance of the ECF Payment due under the 2000 ECF Certificate; provided, however, that if the Company fails to perform any such obligations, the Company's failure to make such payment to the Purchaser shall be deemed to be an Event of Default ab initio and the Purchaser shall be free to exercise any or all rights, powers and remedies under the Securities Purchase Agreement, the other Investment Documents and Applicable Law with respect thereto. The Purchaser reserves all rights, powers and remedies available to it under the Securities Purchase Agreement, the other Investment Documents and Applicable Laws with respect to, and in connection with, the matters described herein. Further, this Amendment does not constitute a waiver of any breaches, Defaults, Events of Default or, except as expressly provided above, any forbearance or agreement to forbear by the Purchaser of the exercise of any such rights, powers or remedies whatsoever.

     3. Full Force and Effect. This Amendment amends the Note effective on and as of May 1, 2001, and the Note shall remain in full force and effect in accordance with its terms as amended hereby. The Note, as amended by this Amendment, and all other Investment Documents are hereby ratified and affirmed by the Company in all respects. The

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execution, delivery and performance of this Amendment shall not operate as a waiver or limitation of or, except as expressly set forth herein, as an amendment to any right, power or remedy of the Purchaser under the Note or any other Investment Document.

     4. Confirmation of Security. The Company hereby confirms that the security interests granted to the Purchaser under the Security Agreement dated as of November 24, 1999 (the "Company Security Agreement"), between the Company and the Purchaser, and under the Patent, Trademark and Copyright Security Agreement dated as of November 24, 1999, as amended by the First Amendment to Patent, Trademark and Copyright Security Agreement dated as of August 23, 2000, continue to constitute legal, valid, enforceable and perfected security interests in the Collateral, prior in right to all other Liens (other than the Liens in favor of the Senior Lender and Permitted Liens) and secure the due and punctual payment, performance and observance of all Secured Obligations (as defined in the Company Security Agreement), including, without limitation, the obligations of the Company under the Note as amended hereby.

     5. Governing Law; Reimbursement of Fees. In all respects, including all matters of construction, validity and performance, this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles regarding choice of law or conflicts of laws. The Company hereby confirms its obligations, including, without limitation, its obligations under Section 8.6 of the Securities Purchase Agreement and Section 15 of the Note, to reimburse the Purchaser for all out-of-pocket costs and expenses incurred in connection with this Amendment and certain other matters between the Company and the Purchaser occurring prior to the execution of this Amendment, provided that such out-of-pocket costs and expenses shall not exceed $18,100.

     6. Representations. The Company represents and warrants to the Purchaser that (a) this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and (b) it has obtained all consents, authorizations and approvals necessary or required to enter into and deliver this Amendment and perform its obligations hereunder.

     7. Change of Notice Address. Pursuant to Section 12.6 of the Securities Purchase Agreement, this letter agreement shall constitute written notice from one party to the other that all notices, requests, demands and other communications under the Securities Purchase Agreement shall be given: (a) if to the Purchaser, to the address set forth in clause (i) of such Section, with a copy to Irell & Manella LLP (rather than Riordan & McKinzie), 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90071, Attention: Mitchell S. Cohen, Esq.,
Telephone: (310) 203-7579, Telecopier: (310) 203-7199; and (b) if to the Company or Overhill Ventures, to the address set forth in clause (ii) of such Section, with a copy to Albert B. Greco, Jr., Esq. (rather than Freeman, Freeman & Smiley, LLP), 16901 N. Dallas Parkway, Suite 230, Addison, TX 75001, Telephone:
(972) 818-7333, Telecopier: (972) 818-7343.

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     8.   Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

     9. Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                         BORROWER OR COMPANY

                         OVERHILL FARMS, INC., a Nevada corporation


                         By: ____________________________________________
                             James Rudis
                             President and Chief Executive Officer


                         PURCHASER

                         LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                         By: LLCP California Equity Partners II, L.P., a
                             California limited partnership, its General Partner

                             By: Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner


                                  By: ___________________________________
                                      Arthur E. Levine
                                      President

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                    ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

     Each of the undersigned Guarantors hereby acknowledges that it has read the foregoing Amendment to Secured Senior Subordinated Note Due 2004 and consents to the amendments to the Note and the other matters contained in the Amendment. Each of the undersigned further reaffirms its obligations under the Securities Purchase Agreement (including, without limitation, the Guaranty) and the other Investment Documents and agrees that all such Investment Documents, as previously amended, remain in full force and effect in accordance with their respective terms.

                                 GUARANTORS

                                 OVERHILL CORPORATION (formerly known as
                                 Polyphase Corporation), a Nevada corporation



                                 By:______________________________________
                                      James Rudis
                                      President and Chief Executive Officer


                                 OVERHILL L.C. VENTURES, INC., a California corporation



                                 By:______________________________________
                                      James Rudis
                                      President and Chief Executive Officer

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